UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2007, and November 30, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of UTStarcom, Inc. (the “Company”) took the following actions at meetings duly held and noticed:

2007 Equity Awards for 2006 Performance

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2007, at a meeting held February 1, 2007, the Compensation Committee determined that certain of the Company’s named executive officers (each an “NEO”) would be eligible to receive the following performance-based equity awards:

Named Executive Officer	Restricted Stock Award
Hong Liang Lu, Chief Executive Officer	117,000
Francis P. Barton, EVP and Chief Financial Officer	46,000

At the time the Compensation Committee determined the NEOs’ eligibility for the awards set forth above, the Company was not current in its periodic filings with the SEC and the Compensation Committee thus delayed the approval of issuance of the shares until a later time.  At its meeting held November 26, 2007, the Compensation Committee approved the issuance of the shares to Messrs. Lu and Barton as set forth above.

Grant of 2007 Focal Award

The Compensation Committee approved the grant of shares of restricted stock and restricted stock units (“RSUs”) under the Company’s 2006 Equity Incentive Plan (the “Plan”) to certain NEOs effective November 30, 2007, as follows:

Named Executive Officer	Equity Award	Vesting Schedule
Hong Liang Lu	133,543 shares of restricted stock	Four-year vesting as follows: 25% on 2/29/08; 25% on 2/27/09; 25% on 2/26/10; and 25% on 2/28/11
	267,086 RSUs	Performance based (as described below)
	40,000 shares of restricted stock	Vests as to 100% of the shares on November 30, 2008
Francis P. Barton	44,781 RSUs	Four-year vesting as follows: 25% on 2/29/08; 25% on 2/27/09; 25% on 2/26/10; and 25% on 2/28/11
	89,562 RSUs	Performance based (as described below)

The performance-based RSUs will vest with respect to each NEO based on management performance objectives established and tailored for each NEO by the Committee for the Company’s 2007 fiscal year, including (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin, cost reduction and cash collections, (ii) achievement of corporate objectives relating to quality and organization, and (iii) achievement by such NEO of additional individualized performance objectives reviewed and approved by the Compensation Committee. Performance will be measured against the established objectives and, to the extent the established objectives have been achieved, the number of performance-based RSUs  earned by each NEO shall be determined by the Compensation Committee, in its sole discretion, provided that such NEO remains a service provider (as defined in the Plan) of the Company on the date of determination. The Compensation Committee’s determination as to the extent the established objectives have been achieved shall be made as soon as administratively practicable following the end of the 2007 fiscal year.  Following the determination of the number of RSUs earned by each NEO, 50% of the earned RSUs shall vest on February 29, 2008 and 50% on February 27, 2009, provided that such NEO remains a service provider of the Company (as defined in the Plan) on those dates.

Each RSU represents a contingent right to receive one share of the Company’s common stock on the vesting date.  The grants were made as part of the Company’s annual focal awards process which was postponed from February 2007 due to the Company not being current in its SEC filings at that time.  The awards were made subject to the standard terms and conditions of the restricted stock and restricted stock unit agreements under the Plan, as previously filed with the SEC.  In the event an NEO’s employment with the Company terminates as a result of death or “disability” (as defined in the Plan), the NEO’s award will vest in full upon the date of termination.

Amendment of Change of Control Agreement with Chief Executive Officer

The Compensation Committee approved an Amended and Restated Change of Control/Involuntary Termination Severance Agreement between the Company and Hong Liang Lu, the Company’s Chief Executive Officer (the “Lu Change of Control Agreement”), effective November 30, 2007.  A copy of the Lu Change of Control Agreement is attached hereto as Exhibit 10.1.  The Lu Change of Control Agreement amends Mr. Lu’s previous Change of Control Severance Agreement with the Company dated January 17, 2003, as previously filed with the SEC.  The Lu Change of Control Agreement has a term of three (3) years from November 30, 2007.  Following the expiration of the three-year term, Mr. Lu and the Company may, but are not obligated to, enter into a new agreement.  If Mr. Lu’s employment continues following the expiration of the three-year term and the Company and Mr. Lu do not enter into a new agreement, Mr. Lu’s then current benefits arrangements shall continue in accordance with the terms of the Lu Change of Control Agreement until the parties agree otherwise.

The Lu Change of Control Agreement provides that if Mr. Lu’s employment with the Company is terminated as a result of an “involuntarily termination” by the Company, or terminated by Mr. Lu for “good reason” (as both terms are defined in the Lu Change of Control Agreement), at any time within 18 months after a change of control, he shall be entitled to the following severance benefits:  (i) 24 months of base salary as in effect as of the date of such termination and 200% of his full annual performance target bonus for the year in which termination occurs, less applicable withholding, payable in a lump sum within 30 days of termination, (ii) all equity awards including, without limitation, option grants, restricted stock and stock purchase rights, granted to Mr. Lu prior to the change of control will become fully vested or released from the Company’s repurchase right (if any shares of stock purchased by or granted to Mr. Lu prior to the change of control remain subject to that repurchase right)  and exercisable as of the date of termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iii) Mr. Lu would be permitted to exercise such vested equity awards for 12 months from the date of termination, and (iv) the Company will pay an amount equal to 12 months of health insurance premiums for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), at the same level of coverage in effect for Mr. Lu on the day preceding the date of his termination of employment, payable in a lump sum within 30 days of the date of termination.

The Lu Change of Control Agreement also provides that if Mr. Lu’s employment with the Company is terminated as a result of an “involuntarily termination” by the Company or terminated by Mr. Lu for “good reason” (both as defined in the Lu Change of Control Agreement) during the term of the Lu

Change of Control Agreement, apart from a change of control, he shall be entitled to the following severance benefits:  (i) 24 months of base salary as in effect as of the date of such termination, and 100% of his full annual performance target bonus for the year in which termination occurs, less applicable withholding, payable in a lump sum within 30 days of termination (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Lu will become fully vested or released from the Company’s repurchase right (if any shares of stock purchased by or granted to Mr. Lu remain subject to such repurchase right) and exercisable to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iii) Mr. Lu would be permitted to exercise such vested equity awards for 12 months from the date of termination, and (iv) the Company will pay an amount equal to 12 months of health insurance premiums for continuation coverage pursuant to COBRA, at the same level of coverage in effect for Mr. Lu on the day preceding the date of his termination of employment, payable in a lump sum within 30 days of the date of termination.

If Mr. Lu’s employment by the Company terminates for “Cause” (as defined in the Lu Change of Control Agreement) or Mr. Lu terminates his employment for other than “good reason” (as defined in the Lu Change of Control Agreement), Mr. Lu will not be entitled to receive severance or other benefits under the Lu Change of Control Agreement, except those benefits required to be provided by law.

In addition, in the event of Mr. Lu’s death or “disability” (as defined in the applicable equity plans) during Mr. Lu’s employment with the Company, all of Mr. Lu’s equity awards will vest and, if applicable, become exercisable.

Barton Retention Agreement.

The Compensation Committee approved the terms of a retention plan, effective November 30, 2007, for Francis P. Barton, the Company’s Executive Vice President and Chief Financial Officer (the “Retention Agreement”), as described below.  The Compensation Committee approved the Retention Agreement after taking into consideration:  (i) Mr. Barton’s performance during a challenging year, including completing the Company’s previously disclosed stock option and historical sales contract investigations, bringing the Company current in its SEC filings and improving the Company’s Section 404 compliance process; (ii) the critical nature of Mr. Barton’s current and future role in light of anticipated management transitions in fiscal year 2008; and (iii) increasing competition in the market for experienced financial professionals.  The Committee also determined that, while the retention incentive described below could be awarded in equity and/or cash, the Committee’s intent was to grant equity to the extent possible under the terms of the Plan in order to increase Mr. Barton’s incentive as an owner and shareholder to drive the Company toward profitability.  A copy of the Retention Agreement is attached hereto as Exhibit 10.2.

The Retention Agreement provides that the Company will provide a retention incentive to Mr. Barton with a total value of $10,000,000 (the “Retention Incentive”), consisting of a combination of restricted stock, RSUs, performance shares and performance units (together, “Equity”) to be granted under the Plan and/or cash, in the sole discretion of the Compensation Committee. Each installment of the Retention Incentive will be awarded in a combination of Equity, in the Committee’s sole discretion, up to the annual maximum amounts permitted under the Plan after taking into account Mr. Barton’s focal awards for each particular year.  The first installment was awarded effective November 30, 2007 (see below), and the remaining installments are expected to be awarded each January thereafter. Because of limits on the maximum amount of Equity that can be granted to an individual in any calendar year under the Plan, the Company expects that the Retention Incentive will be awarded over a number of years, so that as much of the Retention Incentive can be awarded under the Plan as possible. The first installment of the Retention Incentive will vest as to $2,500,000 in value on November 30, 2007, and the remaining installments will vest as to $2,500,000 in value on each November 30 thereafter until the full $10,000,000 in value has vested.  For purposes of determining the vested value, the value of Equity to vest will be based on the Fair Market Value (as defined in the Plan) of the Company’s common stock on the applicable date of grant.

In the event Mr. Barton’s employment with the Company terminates in a manner that would trigger the payment of severance benefits under his Amended and Restated Change of Control/Involuntary Termination Severance Agreement dated August 23, 2006 as previously filed with the SEC (the “Barton Change of Control Agreement”), or as a result of his death or “disability” (as defined in the Plan), Mr. Barton would be entitled to a cash payment equal to the amount of the Retention Incentive that had not been granted in Equity as of the date of such termination of employment.  The vesting of any Equity granted as part of the Retention Incentive may also accelerate pursuant to the terms of the Barton Change of Control Agreement.  In addition, if Mr. Barton’s employment with the Company terminates as a result of his death or “disability” (as defined in the Plan), any Equity granted pursuant to the Retention Agreement will vest in full as of the date of termination.

The Compensation Committee approved the grant of the first installment of Equity pursuant to Mr. Barton’s Retention Incentive effective November 30, 2007, as follows:  254,000 shares of restricted stock, 165,657 RSUs, 300,000 performance shares and 689,655 performance units.  The grants were made subject to the standard terms and conditions of the applicable agreements under the Plan.  The standard forms of restricted stock purchase agreement and restricted stock unit agreement used in connection with the Plan were previously filed with the SEC.  The standard forms of performance share and performance unit agreements are attached hereto as Exhibits 10.3 and 10.4, respectively.

On November 30, 2007 (the vesting date of the first $2,500,000 in value of Mr. Barton’s Retention Incentive), the closing price of the Company’s common stock as quoted on the Nasdaq Global Select Market was $2.90 and therefore 689,655 performance units and 172,414 performance shares, with a value of approximately $2,500,000, vested on November 30, 2007.  The remaining unvested performance shares, RSUs and shares of restricted stock granted in the first installment of the Retention Incentive will vest on November 30, 2008, subject to Mr. Barton continuing as a “service provider” (as defined in the Plan) through such date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed pursuant to Item 5.02:

Exhibit No.	Description
10.1	Amended and Restated Change of Control/Involuntary Termination Severance Agreement between the Company and Hong Liang Lu, dated November 30, 2007
10.2	Retention Agreement between the Company and Francis P. Barton dated November 30, 2007
10.3	Performance Share Agreement for use pursuant to the 2006 Equity Incentive Plan
10.4	Performance Unit Agreement for use pursuant to the 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: November 30, 2007	By:	/s/ SUSAN MARSCH
	Name:	Susan Marsch
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Change of Control/Involuntary Termination Severance Agreement between the Company and Hong Liang Lu, dated November 30, 2007
10.2	Retention Agreement between the Company and Francis P. Barton dated November 30, 2007
10.3	Performance Share Agreement for use pursuant to the 2006 Equity Incentive Plan
10.4	Performance Unit Agreement for use pursuant to the 2006 Equity Incentive Plan